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                                                                    EXHIBIT 23.2

                        Consent of Independent Auditors
                        -------------------------------

The Board of Directors and Stockholders
TCI Communications, Inc.:

We consent to the incorporation by reference in the registration statement (No. 33-56135) on Form S-4 of Tele-Communications, Inc. of our reports, dated March 21, 1994, relating to the consolidated balance sheets of TCI Communications, Inc. (formerly Tele-Communications, Inc.) and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1993, and the related financial statement schedules, which reports appear in the December 31, 1993 Annual Report on Form 10-K, as amended, of TCI Communications, Inc. and to the reference to our firm under the heading "Experts" in the registration statement. Our reports refer to a change in the method of accounting for income taxes in 1993.

                                                       /s/ KPMG Peat Marwick LLP

                                                           KPMG Peat Marwick LLP

Denver, Colorado
December 21, 1994